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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
iLive, Inc.
Irvine, California

We consent to the incorporation by reference of our Independent Auditors' Report dated March 20, 2002, on the financial statements of iLive, Inc. for the years ended December 31, 2001 and 2000, and to the reference to us as experts, in Amendment No. 3 to the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around June 4, 2002.

/s/ Cacciamatta Accountancy Corporation

June 4, 2002
Irvine, California